Exhibit 10.8
                                                                   ------------

                               AGREEMENT OF LEASE


                                     BETWEEN


                                 RSK REALTY LTD


                                       AND


                             HERLEY INDUSTRIES, INC.

                                TABLE OF CONTENTS


SPACE ...................................................................1

TERM.....................................................................1

RENT.....................................................................3

USE OF PREMISES..........................................................6

TAXES....................................................................7

CONDITION OF PREMISES AND DELIVERY OF POSSESSION.........................8

INITIAL CONSTRUCTION.....................................................8

REPAIRS, MAINTENANCE, FLOOR LOADS AND PARKING RESTRUCTION................9

TENANT'S ALTERATION.....................................................12

UTILITIES...............................................................14

REQUIREMENTS OF LAW, SPRINKLERS.........................................14

INSURANCE...............................................................17

DAMAGE OR DESTRUCTION...................................................19

SUBORDINATION...........................................................21

INDEMNIFICATION.........................................................23

EMINENT DOMAIN..........................................................23

RIGHT TO SUBLET OR ASSIGN...............................................25

RIGHT TO INSPECT; POSTING SIGNS.........................................28

DEFAULT.................................................................30

REMEDIES OF LANDLORD....................................................31

ATTORNEY'S FEES.........................................................33

WAIVER OF REDEMPTION, COUNTERCLAIM, TRIAL BY JURY.......................33

NO WAIVER...............................................................34

END OF TERM.............................................................35

BROKER..................................................................36

QUIET ENJOYMENT.........................................................37

NONLIABIITY OF LANDLORD.................................................37

NO ABATEMENT............................................................38

APPLICABLE LAW AND CONSTRUCTION.........................................38

CONSTRUCTION ON ADJACENT PREMISES OR BUILDINGS..........................39

UTILITY EASEMENT........................................................40

NOTICES.................................................................40

BINDING EFFECT OF LEASE.................................................40

UNAVOIDABLE DELAYS......................................................41

SANITARY SYSTEMS........................................................41

COMMON AREA MAINTENANCE CHARGE..........................................41

PARKING.................................................................42

CLEANING, RUBBISH REMOVAL...............................................42

EXHIBIT "A".............................................................45

                             AGREEMENT OF LEASE


     AGREEMENT OF LEASE made as of the 1st day of September, 1999 between RSK Realty LTD a limited partnership having its principal office at 44 Midwood Road, Rockville Centre, New York 11570 (hereinafter referred to as "Landlord"), and HERLEY INDUSTRIES, INC., a corporation having its principal office at 10 Industry Drive, Lancaster, Pennsylvania 17603 (hereinafter referred to as "Tenant").

                                      SPACE

     1.Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the real property and the building and other improvements thereon known as and located at 425 Smith Street Farmingdale, New York 11735 as shown on Exhibit "A" annexed hereto (such real property, building and improvements being hereinafter referred to as the "Premises" and such building being hereinafter referred to as the "Building"). The parties stipulate and agree that the Premises contains 46,280 square feet in a Building containing 68,282 square feet which constitutes
100.00 percent of the areas of the Building ("Tenant's Proportionate Share").

              The Premises are let subject to covenants, restrictions and easements of record, governmental laws, rules, regulations and orders, and the reservation by Landlord of all air rights above, around and about the Premises and all rights to increase the sizes of surrounding buildings based on the air rights appurtenant to the Premises, an, if and when permitted by any present or future zoning laws, ordinances, orders or regulations.

                                      TERM

         2. (a) The term ("Term" or "Demised Term" or "term") of this lease shall commence on the date of this lease (the "Term Commencement Date"). Tenant's obligation to pay Rent (as defined in Article 3) shall commence on Sept. 1, 1999. The Term of this lease shall expire on the day (hereinafter referred to as the "Expiration Date") which is ten (10) years after (I) the Rent Commencement Date, if such date is the first day of a calendar month, or (ii) the first day of the first full calendar month following the Rent Commencement Date, if such date is not the first day of a calendar month.

         (b) Tenant waives any right to rescind this lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises by the Rent Commencement Date.


         (c) Upon the request of Landlord, Tenant agrees to execute a writing, prepared and executed by Landlord, setting forth the actual date on which the Term Commencement Date, the Rent Commencement Date and the Expiration Date took place or will take place. Notwithstanding anything to the contrary contained herein, such writing shall be deemed a part of this lease and conclusive evidence of such dates.

         (d) A "Lease Year" shall comprise a period of twelve (12) consecutive calendar months. The first Lease Year shall commence on the Rend Commencement Date but, notwithstanding the first sentence of this paragraph, if the Rend Commencement Date is not the first day of a month, then the first Lease Year shall include the additional period from the Rend Commencement Date to the end of the month in which the Rent Commencement Date shall take place. Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year. For example, if the Rent Commencement Date is January 1, 1999, the first Lease Year would begin on January 1, 1999 and end on January 31, 2000, the second Lease Year would begin on February 1, 2000, and each succeeding Lease Year would end on January 31st.

                                      RENT

         3. (a) Tenant covenants to pay to Landlord at its principal office, or at such place as Landlord shall from time to time direct in writing, the minimum annual rent set forth below, and the additional rent required to be paid pursuant to the terms of this lease. Minimum annual rent and such other additional rent and charges which Tenant shall be required to pay are hereinafter sometimes referred to as "Rent". Minimum annual rent shall be as follows:

         During the first Lease Year, the minimum annual rent shall be $312,390.00 payable in equal monthly installments of $26,032.50.

         During the second Lease Year, the minimum annual rent shall be $324,885.60 payable in equal monthly installments of $27,073.80.

         During the third Lease Year, the minimum annual rend shall be $337,881.02 payable in equal monthly installments of $28,156.75.

         During the fourth Lease Year, the minimum annual rent shall be $351,396.26 payable in equal monthly installments of $29,283.02.

         During the fifth Lease Year, the minimum annual rent shall be $365,452.12 payable in equal monthly installments of $30,454.34.

         During the sixth Lease Year, the minimum annual rent shall be $376,415.68 payable in equal monthly installments of $31,367.97.

         During the seventh Lease Year, the minimum annual rent shall be $387,708.15 payable in equal monthly installments of $32,309.01.

         During the eighth Lease Year, the minimum annual rent shall be $401,277.93 payable in equal monthly installments of $33,439.83.

         During the ninth Lease Year, the minimum annual rent shall be $415,322.66 payable in equal monthly installments of $34,610.22.

         During the tenth Lease Year, the minimum annual rent shall be $429,858.96 payable in equal monthly installments of $35,821.58.

                  (b) Tenant shall pay the minimum annual rent in equal monthly installments in advance on the first day of each calendar month included in the term, except that Tenant shall pay the first month's rent upon execution of this lease.

                  (c) All Rent shall be paid in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at the address of Landlord set forth in this lease or at such other place as Landlord in writing may designate without any set-off or deduction whatsoever and without any prior demand therefor.

                  (d) Unless another time shall be herein expressly provided, any additional rent shall be due and payable on demand or together with the next succeeding installment of minimum annual rent, whichever shall first occur; and Landlord shall have the same remedies for failure to pay the additional rent as for a non-payment of minimum annual rent.

                  (e) For any portion of a calendar month included at the beginning or end of the term, Tenant shall pay 1/30th of the closest applicable monthly installment of minimum annual rent (specifically excluding month one of the first Lease Year and months eleven and twelve of the tenth Lease Year) for each day of such portion, payable in advance at the beginning of such portion.

                  (f) In any case in which the minimum annual rent of additional rent is not paid within five (5) days of the day when same is due, Tenant shall pay a late charge equal to 8-1/2 cents for each dollar so due; and, in addition thereto, the sum of $100.00 for the purpose of defraying expenses incident to the handling of such delinquent account. Tenant further agrees that the late charge imposed herein is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant. Tenant further agrees that the late charge assessed pursuant to this lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant.

                  (g) If Tenant shall default in making any payment required to be made by Tenant or in performing any obligation of Tenant under this lease which shall require the expenditure of money, Landlord may, but shall not be obligated to, make such payment on behalf of Tenant or expend such sum as may be necessary to perform or fulfill such obligation. Any sums so paid by Landlord shall be deemed Rent and shall be due and payable to Landlord at the time of payment of the next installment of minimum annual rent.

                                 USE OF PREMISES

         4. (a) Tenant shall use and occupy the Premises solely for light manufacturing of microwave components and products, and executive and administrative offices related thereto and for no other purpose. Tenant shall not use or permit the use of the Premises contrary to any applicable statute, ordinance of regulation or in violation of the Certificate of Occupancy of the Building, or in a manner which would cause structural injury to the Building.

                  (b) Tenant acknowledges that the value of the Premises and the reputation of Landlord will be seriously injured if the Premises are used for any obscene or pornographic purposes or if any obscene or pornographic material is permitted on the Premises. Tenant further agrees that Tenant will not permit any such uses by Tenant or a subleassee of the Premises or an assignee of this lease. This Paragraph shall directly bind any successors in interest to Tenant. Tenant agrees that, if at any time, Tenant violates any of the provisions of this Paragraph, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Paragraph as any written or pictorial matter with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law ss.235.00.


                                      TAXES

         5. (a) During the term of this lease, Tenant covenants and agrees to pay, in the manner set forth in this Article, all Real Estate Taxes, as additional rent.

                  (b) The term "Real Estate Taxes" shall be deemed to mean all taxes and assessments, special or otherwise, assessed upon or with respect to the ownership and all other taxable interests in the land and improvements thereon of which the Demised Premises are part, imposed by Federal, State or local governmental authority or any other taxing authority having jurisdiction over Landlord's tax lot or lots, but shall not include income, intangible, franchise, capital stock, estate in inheritance taxes, or taxes based upon the receipt of rentals (unless the same shall be in lieu of "Real Estate Taxes" as herein defined by whatever name the tax may be designated).

                  (c) Commencing on the Rent Commencement Date and continuing throughout the term of this lease, Tenant shall pay to Landlord the Real Estate Taxes for each tax year occurring in whole or part during the term of this lease. Any amount due to Landlord under the provisions of this Article shall be paid within five (5) days after receipt by Tenant from Landlord of an invoice therefor. Landlord shall furnish Tenant with evidence of the amount of such Real Estate Taxes. A copy of the tax bill shall be sufficient evidence of the amount of Real Estate Taxes imposed upon the Premises. Tenant shall also pay when due any occupancy taxes arising under or in connection with this lease. In addition to the foregoing, Tenant shall also be responsible for any increase in Real Estate Taxes resulting from Tenant's improvements performed by or on behalf of Tenant.

                  (d) Landlord's failure during the term of this lease to prepare and deliver any of the foregoing invoices, tax statements, or other demand for payment of Real Estate Taxes or Landlord's failure to make a demand for any other item of additional rent due hereunder shall not in any way waive or cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rend which may have become due during the term of this lease.

                  (e) If any mortgagee of the Premises requires that funds for the payment of Real Estate taxes be escrowed with such mortgagee, Tenant shall pay to such mortgagee, in a timely manner, the amounts required by such mortgagee to be escrowed for the payment of Real Estate Taxes.

                  (f) Tenant shall pay to Landlord on demand any Real Estate Taxes relating to the term of this lease which may have been prepaid by Landlord. With respect to any period at the expiration of the term of this lease which shall constitute a partial tax year, Tenant shall be responsible for the Real Estate Taxes allocable to such partial tax year and Landlord's tax statement shall apportion the amount of the additional rental due hereunder. The obligation of Tenant in respect of such additional rent applicable for the last year of the term of this lease or part thereof shall survive the expiration of the term of this lease.


                CONDITION OF PREMISES AND DELIVERY OF POSSESSION

         6. (a) Except as otherwise specifically set forth in Article 7 hereof, Tenant agrees to accept the Premises in its "as is" condition and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Tenant's occupancy.

                  (b) If Landlord shall be unable to deliver possession of the Premises by the Rent Commencement Date, Landlord shall not be subject to any liability for such failure to give possession and Tenant hereby waives the provisions of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter enacted.

                              INITIAL CONSTRUCTION
         7. The heating, ventilating and air conditioning systems servicing the Premises shall be in good working order as of the Rend Commencement Date. Tenant shall, at Tenant's sole cost and expense, perform the work necessary to prepare the Premises for Tenant's occupancy in accordance with and pursuant to the provisions of Article 9 herein. Upon completion of the foregoing work and Landlord's satisfactory inspection of same, Landlord shall provide Tenant with a work allowance of Twenty Seven Thousand ($27,000.00) Dollars to be used by Tenant in connection with the work necessary to prepare the Premises for Tenant's occupancy.

REPAIRS, MAINTENANCE, FLOOR LOADS AND PARKING RESTRICTUION

         8. (a) Tenant shall at all times keep and maintain the Premises in good order, condition and repair, and shall make all nonstructural repairs to the Premises, including, without limiting the generality of the foregoing, (i) maintenance and repair of the electrical, plumbing, heating, air conditioning, ventilation and all other mechanical systems servicing the Premises; (ii) regularly-scheduled cleaning and maintenance of the interior of the Premises;
(iii) the repair and maintenance of all plate glass; (iv) all common areas, landscaping, sidewalks, driveways and parking areas at the Building; and (vi) keeping the exterior Premises clean and free of debris, snow and ice. Tenant shall obtain and keep in full force and effect for the benefit of Landlord and Tenant, wish a responsible company doing business in Nassau or Suffolk County, a service, repair and maintenance contract with respect to the heating, ventilating and air conditioning systems of the Premises. A copy of such contract and all renewals thereof shall, upon issuance and thereafter not later than ten (10) days prior to expiration, be furnished to Landlord together with evidence of payment. If Tenant fails to make any repairs or replacements required to be made by Tenant, Landlord may, without obligation, perform same for the account of Tenant at Tenant's expense and the cost thereof shall be due and payable by Tenant to Landlord as additional rent. In the event that structural repairs, replacement or alterations or any other repairs or replacements included under Article I(b) hereof shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or neglect of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the use of occupancy or manner of use or occupancy of the Premises by Tenant, or any such person, Landlord shall make such repairs, replacements or alterations at Tenant's sole cost and expense.
         (b) Landlord shall be responsible for maintenance and repair of the structural elements of the Building, excluding the roof, which Tenant shall be responsible to repair and maintain. In the event that maintenance and repair of the structural elements of the Building are caused or necessitated by the negligence or intentional acts of Tenant, its agents, servants, employees, licensees or invitees, Landlord shall perform such repairs at Tenant's sole cost and expense. Landlord shall not be required to commence any repairs required to be performed by it until after Notice from Tenant that same are necessary, which notice, except in the case of emergency, shall be in writing and shall permit Landlord ten (10) days in which to commence such repair. When necessary by reason of accident or other casualty occurring in the Building or at the Premises or in order to make any necessary repairs, alterations or improvements in or relating to the Building or the Premises or other portions of Landlord's property, Landlord reserves the right to interrupt, temporarily, and on written notice to Tenant the supply of utility service until said repairs or improvements shall have been completed. There shall be no abatement in Rent because of any such interruption.

         (c) Tenant shall not place a load upon any floor of the Premises which exceeds the floor load per square foot area which such floor was designed to carry. If tenant shall desire a floor load in excess of that for which the floor of any portion of the Premises is designed, upon submission to Landlord of plans showing the location of and the desired floor live load for the area in question, Landlord may strengthen and reinforce the same, at Tenant's sole expense, so as to carry the live load desired. Business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to or through the Building shall be placed and maintained by Tenant, at its expense, in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such vibration or noise.

         (d) Tenant shall comply with the following restrictions with respect to the Premises: (i) Tenant shall store all trash and refuse in appropriate sealed and covered containers either within the Premises or in a concealed location at the rear of the Building and shall attend to the regular disposal and removal thereof. (ii) Tenant shall receive all deliveries, load and unload goods, merchandise, supplies, fixtures, equipment, furniture and rubbish only through proper service doors and loading docks serving the Building, but in no event through the main front entrance thereof. (iii) Tenant shall not change the exterior colors or architectural treatment of the Premises or make any alterations or changes to the exterior of the Building or to the grading, planting or landscaping of the exterior of the Building without the consent of Landlord, which shall not be unreasonably withheld. (iv) Tenant shall not place or install or suffer to be placed or installed any sign upon the Building or the Premises unless such sign shall be approved by Landlord and shall be harmonious with the signs of adjoining properties. In any event, Tenant shall not place or cause to be placed upon the Building any awning, canopy, banner, flag, pennant, aerial, antenna or the like. All signs or lettering on or about the Premises or the Building shall be neat and of reasonable size. The following are strictly prohibited: (x) Paper signs and stickers; (y) Moving, flickering or flashing lights; (z) Exposed neon or florescent tubes or other exposed light sources. (v) Tenant shall not permit the parking of any vehicle on the streets and roadways adjoining or surrounding the Building and Tenant shall require its employees, customers, invitees, licensees and visitors to park only in the parking areas serving the Premises. Tenant agrees that any violators of this parking restriction may be towed away by Landlord at Tenant's sole cost and expense and Tenant shall indemnify, defend and hold Landlord harmless against any claims or liabilities (including Landlord's attorneys' fees) arising by reason of such towing by Landlord. (vi) Tenant shall not manufacture or store any item which, in the opinion of Landlord, causes offensive odors, irritations, or any discomfort to occupants of the Building of which the Premises form a part.

                               TENANT'S ALTERATION

         9. Tenant shall not make, without Landlord's prior written consent, any installations, repairs, alterations, improvements or changes in or to the Premises. All improvements, alterations and replacements, and all building service equipment made or installed by or on behalf of Tenant, shall immediately upon completion or installation thereof be and become the property of Landlord (except for purposes of sales tax which shall remain Tenant's obligation) and shall remain upon the Premises at the expiration or sooner termination of this lease. Notwithstanding the foregoing, all trade fixtures, movable partitions, furniture and furnishings installed at the expense of Tenant shall remain the property of Tenant and Tenant may remove the same or any part thereof during the term of this lease, or if the term shall end prior to the date herein specifically fixed for such termination, then within a reasonable time thereafter, but Tenant shall, at its expense, repair any and all damage to the Premises resulting from or caused by such removal. Title to any property which Tenant elects not to remove or which is abandoned by Tenant shall, at the end of the term, vest in Landlord. Tenant shall not make any repairs, alterations or improvements until it shall have first submitted to Landlord all drawings, plans, layouts and specifications for such work (plans and specifications") and Landlord shall have approved same. All such work to be performed by Tenant shall be in accordance with the approved plans and specifications and Landlord shall have the right at any time during the pendency of such work to inspect the Premises and the manner of construction. All plans and specifications shall be compatible with the Landlord's building plans; comply with all applicable laws, including without limitation, the Americans with disabilities Act of 1990, as amended, and the rules, regulations, requirements and orders of any and all government agencies, departments or bureaus having jurisdiction; and be fully detailed. Including locations and complete dimensions. Tenant shall, at Tenant's expense, (i) cause all plans and specifications to be fled with the governmental agencies having jurisdiction thereover, (ii) obtain when necessary all governmental permits, licenses and authorizations required for the work to be done in connection therewith, and (iii) obtain all necessary certificates of occupancy, both temporary and permanent. Landlord shall execute such documents as may be reasonably required in connection with the foregoing and Landlord shall otherwise cooperate with Tenant in connection with obtaining the foregoing, but without any expense to Landlord. No work shall commence in the Premises until (i) Tenant has procured all necessary permits therefor and has delivered copies of same to Landlord, (ii) Tenant has procured a paid builder's risk insurance policy with a combined single limit of Three Million ($3,000,000.00) Dollars for personal injury, death and property damage claims arising out of any one occurrence naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy, and
(iii) Tenant or its contractor has procured a worker's compensation insurance policy covering the activities of all persons working at the Premises and has delivered to Landlord a certificate of insurance evidencing such policy. Tenant may use any licensed architect or engineer, reasonably approved by Landlord, to prepare its plans and specifications to file for permits. However, all such plans and permit applications shall be subject to review, revision and approval by Landlord or its architect. In the event of any such repairs, alterations or improvements, Landlord shall have the option to require Tenant to deliver to Landlord at Tenant's cost and expense a bond satisfactory to Landlord in the sum equal to the cost of the work. Any mechanic's liens filed at any time against the Premises, for work claimed to have been performed or for materials claimed to have been furnished to Tenant or Tenants contractors or subcontractors, shall be discharged by Tenant within ten (10) days after filing by bonding, payment or otherwise, and upon Tenant's failure to timely discharge any such lien, Landlord may discharge same through payment, bonding or otherwise and Tenant shall reimburse Landlord, upon demand, for all costs incurred by Landlord in connection therewith.

                                    UTILITIES

         10. (a) Tenant shall provide (through a provider selected by Landlord), at its own expense, fuel, heat, water, electricity and all other utilities required in connection with its use of the Premises. Landlord shall be obligated only to make available to Tenant the utility lines and facilities servicing the Premises in working order at the commencement of the term of this lease. (b) Tenant shall be responsible for all deposits required by the respective utilities for service. Tenant shall comply with all requirements of the utilities supplying said service. Landlord shall have no responsibility for the installation of telephone or data service.

                         REQUIREMENTS OF LAW, SPRINKLERS


         11. (a) Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements (including those which require structural alterations) of all federal, state, county and local government and of any and all their departments and bureaus applicable to the Premises, for the correction, prevention or abatement of nuisances or other grievances in, upon, or connected with the Premises during the term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters for the prevention of fires at the Tenant's own cost and expense. In the event Tenant is required by the provisions of this paragraph to make a structural alteration, Landlord shall perform such alteration at Tenant's sole cost and expense.

          b) Tenant shall keep and maintain any sprinkler system now or hereafter installed in the Premises in good repair and working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of any federal, state or local governmental or quasi-governmental authority shall require or recommend any changes, modifications or alterations, including without limitation, additional sprinkler heads or other equipment, to be made or supplied by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the Premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the firs insurance rate as fixed by said Exchange or by any fire insurance company with respect to the Building, the Premises or any adjoining or nearby buildings or improvements, Tenant shall at Tenant's sole cost and expenses, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

         (c) If by reason of Tenant's use and occupancy or abandonment of the Premises, or if by reason of the improper or careless conduct of any business upon or use of the Premises, the fire insurance rates for the Building, or any other tenants or occupants of the Building or any adjoining or nearby buildings or improvements (including contents and equipment coverage) shall at any time be higher than it otherwise would be, Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums charged to such other owners, tenants or occupants because of the improper or careless conduct of any business upon or use of the Premises, and shall make such reimbursement upon the first day of the month following billing thereof by Landlord. In any action or proceeding based upon or arising out of this provision, a schedule or "make up" of rates of the Building or any other affected insurance coverage purporting to have been issued by the New York Fire Insurance Exchange, or other body making fire insurance rates, shall be prima facie evidence of the facts therein stated.

         (d) Tenant shall keep or cause the Premises to be kept free of Hazardous Materials (hereafter defined). Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials excepts in compliance with all applicable federal, state and local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any subtenant, a release of Hazardous Materials onto the Premises or onto any other property. Tenant shall comply with and ensure compliance by all subtenants with all applicable federal, state and local laws, ordinances, rules and regulations whenever and by whomever triggered, and shall obtain and comply with and ensure that all subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder. Tenant shall (A) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Premises (i) in accordance with all applicable federal, state and local laws, ordinances, rules, regulations, and policies, (ii) to the satisfaction of Landlord, and (iii) in accordance with the orders and directives of all federal, state, and local governmental authorities, and (B) defend, indemnify, and hold harmless landlord, its employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses or whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property,, persons, animals, otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or I9iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event this lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials so that the conditions of the Premises shall conform with all applicable Federal, State and Local laws, ordinances, rules or regulations affecting the Premises. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42
U. S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U. S. C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U. S. C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation.

                                    INSURANCE

         12. (a) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, (i) General Comprehensive Commercial Liability Insurance, such insurance to afford protection in an amount of not less than Three Million $3,000,000) Dollars combined single limit coverage for injury, death and property damage arising out of any one occurrence, protecting Tenant as insured and Landlord as additional insured against any and all claims for personal injury, death or property damage, such policy or policies to cover the Premises, inclusive of sidewalks and parking facilities; and (ii) Fire and Extended Coverage Insurance on Tenant's property, insuring against damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's property for the full insurable value thereof, protecting Tenant as insured and Landlord as additional insured.

         (b) Said insurance is to be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New York, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, or in such event the Tenant agrees to pay the amount thereof, plus interest at the maximum rate permitted by law, to Landlord on demand and said sum shall be in each instance collectible as additional rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon twenty (20) days written notice to landlord. At least ten (10) days prior to Tenant's occupancy of the Premises, the original insurance policies or appropriate certificates shall be deposited with landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

         (c) Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property, in the case of Tenant, against loss, damage or destruction by fire or casualty) a waiver of insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy, or (ii) any other form of permission for the release of the other party, or (iii) the inclusion of the other party as an additional insured, but not a party to whom any loss shall be payable. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge at all, the insured party shall so notify the other party promptly after learning thereof. In such as, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party name shall be named as an additional insured in the policy, but not a party to whom any loss shall be payable. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least twenty (20) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured.

         (d) As long as Landlord's fire insurance policies then if force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (c0 or name the tenant as an additional insured, Landlord hereby waives (I) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at anytime Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect.

         (e) As long as Tenant's fire insurance policies then in force include the waiver or subrogation or agreement or permission to release liability referred to in Subsection (c), or name the Landlord as an additional insured, Tenant hereby waives (and agrees to cause any other permitted occupants of the Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any other tenants or occupants of the Building, and any servants, employees, agents or contractor of Landlord or of any such other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such other tenants or occupants, for any loss occasioned by fire or other casualty ;which is an insured risk under such policies. In the event that at any time Tenant's fire insurance carriers shall not include such or similar provisions in Tenant's fire insurance policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

         (f) Tenant shall reimburse Landlord, as additional rent, for one hundred (100%) percent of all premiums payable by Landlord for fire insurance upon th4e Building, including extended coverage, rental value, vandalism and malicious mischief, to be maintained upon the Building during the Term of this lease. The aforesaid charge shall be due and payable to Landlord as additional rent on the Rent date next following the giving of notice to Tenant by Landlord of the amount due for such premium. The parties shall apportion such premium at the commencement and termination of the lease Term.

                              DAMAGE OR DESTRUCTION

         13. (a) If the Building or the Premises or any part thereof shall be damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage. The minimum annual rent shall be abated to the extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be substantially repaired or rebuilt, in proportion which the area of the part of the Premises so rendered untenantable bears to the total area of the Premises.

         (b) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and Landlord has not terminated this lease pursuant to Subsection (c) and Landlord has not completed making of the required repairs and restored and rebuilt the Premises an/or access thereto within twelve (12) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed six (c) months) as shall equal the aggregate period Landlord may have been delayed in doing so by unavoidable delays or adjustment of insurance, Tenant may serve notice on Landlord of its intention to terminate this lease, and, if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Premises, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Rent shall be apportioned as of such date any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.
         (c) If the Premises shall be totally damaged or rendered wholly untenable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this lease and the Term and estate hereby granted, by giving Tenant thirty (30) days notice of such termination within ninety (90) days after the date of such damage. In the event that such notice of termination shall be given, this lease and the Term and estate hereby granted, shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Rent shall be apportioned as of such date or sooner termination and any prepaid portion of minimum annual rent or additional rent for any period after such date shall be refunded by Landlord to Tenant.

         (d) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.
         (e) This lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

                                  SUBORDINATION

         14. This lease shall be subject and subordinate at all times to the lien of any mortgages (i) now encumbering the Building or the Premises and to all advances made or hereafter to be made upon the security thereof, and (ii) hereafter made provided same are made to a lending institution. Tenant shall execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument or instruments for the Tenant. As used in this lease, the term "lending institution" shall mean savings bank, savings and loan association, bank or trust company, real estates investment trust, investment bank or an affiliate thereof, insurance company, university, public or private, or employee, welfare, pension or retirement fund or system.

         (b) Upon demand, Tenant shall furnish to Landlord certified balance sheets and operating statements for the past five (5) years and such other information, financial or otherwise, concerning Tenant which may reasonably be required by any prospective mortgagee.

         (c) Tenant shall, upon not less than five (5) days' prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying (i) that the lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications), (ii) The dates to which the Rent and other charges have been paid, and (iii) that so far as the person making the certificate knows, Landlord is not in default under any provision of this lease. It is intended that any such statement may be relied upon by any person proposing to acquire Landlord's interest in this lease, any prospective purchaser of the Premises, or any prospective mortgagee, or assignee of any mortgage upon the Premises.

         (d) So long as there is a first mortgage lien encumbering the Premises, Landlord and Tenant shall not, without first obtain in the written consent of such mortgagee, enter into any agreement, the effect of which would be to (i) modify, cancel, terminate or surrender this lease; (ii) grant any concession in respect thereof; (iii) reduce the Rent or require the prepayment of any rent in advance of the due date thereof; (iv) create any offsets or claims against Rent;
(v) assign in whole or in part any of the rents therefrom or Tenant's interests in this lease or sublet the whole or any portion of the Premises except as provided in this lease.

         (e) Tenant shall, within ninety (90) days after the end of each fiscal year of Tenant, furnish to Landlord and any first mortgagee of the Premises, copies of balance sheets of Tenant for such fiscal year, certified by a certified public accountant.

          (f) In the event of any act or omission by Landlord which would give Tenant the right to terminate this lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (I) it shall have served written notice, by registered mail, of such act or omission, to Landlord and to the holder of any mortgage whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the serving of such notice; provided, however, that following the serving of such notice, Landlord or said holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be remedied.

                                 INDEMNIFICATION

         15. Tenant shall indemnify, defend, save and hold Landlord harmless from and against any and all liability and damages and any and all injury, loss, claim, damage or suite of every kind and nature, including Landlord's reasonable counsel fees, to any person, firm, association or corporation or to any property, arising out of or based upon, related to, or in any way connected with, the use or occupancy of the Premises or the conduct or operation of Tenant's business unless such injury, loss, claim or damage is attributable solely to the negligence of Landlord or its agents, servants or employees.

                                 EMINENT DOMAIN

         16. (a) If the whole of the Premises be taken under the power of eminent domain for any public or quasi-public improvement or use, the term of this lease shall expire as of the date of vesting of title in the condemning authority.

         (b) If 25% or more of the Building is taken under the power of eminent domain or for any public or quasi-public purpose, Landlord shall have the option of canceling and terminating this lease by written notice service within sixty
(60) days after the taking, and this lease shall thereupon expire on the 90th day after the serving by Landlord of said notice.

         (c) If less than 25% of the Building is taken, this lease shall remain in full force and effect, however, minimum annual rent shall be reduced in proportion to the percentage of square feet of the Building so taken. If Tenant's parking area only is taken, then (i) if 25% or less is taken, this lease shall not terminate but minimum annual rent only shall be apportioned pro rata in accordance with the size and usefulness of the portion taken, unless Landlord provides substitute parking for Tenant within reasonable walking distance of the Premises, substantially equal in size to that which was taken, within sixty (60) days after the taking; or (ii) if more than 25% is taken, then, unless Landlord provides substitute parking, substantially equal in size to that which was taken, and within reasonable walking distance of the Premises, within sixty (60) days after the taking, this lease shall, at the option of either Landlord or Tenant, by written notice served between the 61st and 90th day after the taking, be canceled and terminated effective (60) days from the date of said taking and if such notice is not served, this lease shall not terminate but minimal annual rent only shall be apportioned pro rata in accordance with the size and usefulness of the portion taken.

         (d) If this lease is not terminated or terminable under the provisions of this Article 16, Landlord shall, with reasonable dispatch and at Landlord's sole cost and expense, restore, reconstruct and rebuild the remaining portion of the Premises and the Building and all the appurtenances, equipment, utilities, facilities and installations to their condition prior to such taking, in such ;manner that the resulting building and parking area a driveways; shall be a complete and integrated structural, architectural and functional unit similar to and of equal material and workmanship to the Building and parking area and driveways prior to such taking, with all the appurtenances, equipment, utilities, facilities and installations throughout in good working order so as to put both the parking area and driveways and the Premises in proper condition to be used by Tenant for the same purpose as at the time of such taking, all in accordance with plans and specifications to be prepared by Landlord, at the sole cost and expense of Landlord.

         (e) If the nature of the work to be performed as a result of the taking is such as to prevent the operation of the business then being conducted thereon, or to make it impractical so to do, then the Rent and other charges to be paid by Tenant under this lease shall abate until substantial completion of such work by Landlord.

         (f) If in the event of any taking under the power of eminent domain, Landlord shall be entitled to and shall receive the entire award, except that Tenant shall be entitled to and shall receive any part of any award made for Tenant's cost of moving Tenant's trade fixtures (provided same does not reduce the amount of Landlord's award).

         (g) In the event of any dispute under the provisions of this Article 16, it shall be resolved by arbitration in Suffolk County, New York before three disinterested and impartial arbitrators, in accordance with the rules of the American Arbitration Association. Each arbitrator shall have a minimum of ten
(10) years' experience in dealing with, renting or appraising industrial real estate. All fees and expenses of the arbitrators and the American Arbitration Association shall be borne equally by the parties.

                            RIGHT TO SUBLET OR ASSIGN

         17. (a) Tenant covenants that it shall not assign this lease nor sublet the Demised Premises or any part thereof by operation of law or otherwise, including, without limitation, an assignment or subletting as defined in (d) below, without the prior written consent of Landlord in each instance, except on the conditions hereinafter stated. Tenant may assign this lease or sublet all or a portion of the Demised Premises with Landlord's written consent, provided:

                  (i) That such assignment or sublease is for a use which is in compliance with this lease and the then existing zoning regulations and the Certificate of Occupancy;

                  (ii) That, at the time of such assignment or subletting, there is not default under the terms of this lease on the Tenant's part'

                  (iii) That, in the event of an assignment, the assignee shall assume in writing the performance of all of the terms and obligations of the within lease;
                  (iv) That a duplicate original of said assignment or sublease shall be delivered by certified mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety (90) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee, as required pursuant to subparagraph (b) hereof;

                  (v) Such assignment or subletting shall not, however, release the within Tenant or any successor tenant or any guarantor from their liability for the full and faithful performance of all of the terms and conditions of this lease;
                  (vi) If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may after default by Tenant collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved; and

                  (vii) That, in the event Tenant shall request Landlord's consent to a proposed assignment of this lease or proposed sublease of all or a portion of the Demised Premises, Tenant shall pay or reimburse to Landlord the reasonable attorney fees incurred by Landlord in processing such request.

         (b) Notwithstanding anything contained in this Article 17 to the contrary, no assignment or underletting shall be made by Tenant in any event until Tenant has offered to terminate this lease as of the last day of any calendar month during the Term hereof and to vacate and surrender the Demised
Premises to landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be prior to the date of such proposed assignment or the commencement date of such proposed lease). Simultaneously with said offer to terminate this leas, Tenant shall advise the Landlord, in writing, of the name and address of the proposed assignee or subtenant, a reasonably detailed statement of the proposed subtenant/assignee's business, reasonably detailed financial references, and all the terms, covenants, and conditions of the proposed sublease or assignment.

         (c) Tenant may, without the consent of Landlord, assign this lease to an affiliated (i.e., a corporation 20% or more of whose capital stock is owned by the same stockholders owning 20% or more of Tenant's capital stock), a parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or stock or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further than Tenant shall not be released to discharged from any liability under this lease by reason of such assignment.

         (d) For purposes of this Article 17, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease, or of such sublease, as the case may be; (ii) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law or otherwise, shall be bound by the provisions of this Article 17; and (iii) a modification or amendment of a sublease shall be deemed a sublease.

         (e) Whenever Tenant shall claim under this Article or any other part of this lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedy thereof shall be a right to obtain specific performance or injunction but in no event with recovery of damages.

         (f) Tenant shall not mortgage, pledge, hypothecate or otherwise encumber its interest under this lease without Landlord's prior written consent.

         (g) Notwithstanding anything contained in this Article 17 to the contrary, no assignment or underletting shall be made by Tenant to any brokerage firm.

                         RIGHT TO INSPECT; POSTING SIGNS

         18. (a) Tenant shall permit Landlord or Landlord's agent to enter the Premises at all reasonable hours for the purpose of (i) inspecting the same;
(ii) making repairs required by the terms of this lease to be made by Tenant and which Tenant neglects or refuses to make; (iii) exhibiting the Premises to prospective purchasers and mortgagees; (iv) during the twelve (12) months preceding the expiration of this lease, exhibiting the Premises to brokers and prospective tenants; and (v) for the purpose of making any additions or alterations to the Building or to any surrounding building provided, in each and every case, Landlord shall use its reasonable effort not to unreasonably interfere with the conduct of Tenant's business at the Premises. If, at reasonable hours, admission to the Premises for the aforesaid purposes cannot be obtained or, if at any time entry shall be deemed necessary for the inspection or protection of the Premises or for making any repairs, whether for the benefit of Tenant or not, Landlord or Landlord's agents may enter the Premises by any lawful means without rendering Landlord or its agents liable to Tenant for damages by reason thereof.

          (b) During the twelve (12) months preceding the end of the term, Landlord may post and maintain, without hindrance or molestation, signs or notices indicating that the Premises are for sale and/or for rent; however, no such sign shall be affixed to a door or window of the premises.

                                   BANKRUPTCY

         19. (a) If, at any time prior to the commencement of the term of this lease, or if at any time during the term, there shall be filed by or against Tenant in any curt, pursuant to any statute, either of the United States of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within thirty (30) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petition for or enters into an arrangement, this lease at the option; of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord, in addition to any other rights, may retain any rent, security deposit or monies received by it from Tenant or others in behalf of Tenant as partial liquidated damages.

         (b) In the event of the termination of this lease pursuant to paragraph
(a) of this Article 19, Landlord shall forthwith, notwithstanding any other provision of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the Rent reserved hereunder for the unexpired portion of the term and the then fair and reasonable rental value of the Premises for the same period. In the computation of such damages, the difference between any installment of Rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of 4% per annum. If the Premises, or any part thereof, be relet by Landlord for the unexpired term of this lease, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law, in effect at the time when, and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                                     DEFAULT

         20. (a) If Tenant shall fail to pay any installment of minimum annual rent or any additional rent or other charges within five (5) days of the day on which same are required to be paid hereunder, or if Tenant defaults in fulfilling any of the other covenants of this lease and such default shall continue for a period of ten (10) days after notice, or if Tenant shall dissolve or liquidate or commence to dissolve or liquidate, or if the Premises become vacant or deserted, or if the said default or omission complained of shall be such a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced during such default within such ten (10) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then, in any one or more of such events, Landlord may serve a written three (3) day notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the day herein defined fixed for the end and expiration of this lease, and the term thereof, and Tenant shall remain liable as hereinafter provided. If Tenant shall default (i) in the timely payment of any item of Rent, and such default shall continue or be repeated for two consecutive months for a total of four months in any period of twelve months, or (ii) in the performance of any particular term, condition or covenant of this lease more than six times in any period of twelve months, then, notwithstanding that such defaults shall have each been cured within the period after notice, if any, as provided in this lease, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve a written ten (10) day notice of termination of this lease to Tenant without affording Tenant an opportunity to cure such further default.

         (b) If (i) the notice provided for in paragraph (a) above shall have been given and the term shall expire as aforesaid, or (ii) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises or any part thereof shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or (iii) if Tenant shall make default with respect to any other lease between Landlord and Tenant, or (iv) if Tenant shall fail to move into or take possession of the Premises within fifteen
(15) days after the Premises are substantially complete, then, and in any of such events Landlord may, without notice, re-enter the Premises either by force or any lawful means, and dispossess Tenant (or the legal representative of Tenant or other occupant of the Premises) by summary proceedings or otherwise and remove their effects and hold the Premises as if this leas had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall be in default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

                              REMEDIES OF LANDLORD

         21. (a) If this lease is terminated or if Landlord re-enters the Premises under Article 20 or any other such default provision contained herein, Tenant shall pay to Landlord as damages, at the election of Landlord, sums equal to the minimum annual rent ant additional rent that would have been payable by Tenant through and including the Expiration date had this lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may;; be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable to Tenant to Landlord under this lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this
Article 21(a), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) Landlord shall have not obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

         At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the premises, as the case may be, whether or not Landlord shall have collected any monthly deficiencies as provided below, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the minimum annual rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) percent per annum. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

         Suit or suits for the recovery of any damages payable hereunder by Tenant or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate of any public official entitled to give such bill, notice or certificate to the effect that such charge appears of record on the books in his or her office and has not been paid.

         (b) Nothing contained in this lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this lease.

         (c) The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity if specific remedies were not herein provided for.

                                 ATTORNEY'S FEES

         22. If Tenant shall at any time be in default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default and Landlord shall be successful, or if Landlord shall otherwise engage an attorney in connection with the enforcement of any provision of this lease, then Tenant shall reimburse Landlord for the reasonable expenses of attorney's fees and disbursements incurred by Landlord. The amount of such expenses shall be deemed to be "additional rent' hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such expenses.

         WAIVER OR REDEMPTION, COUNTERCLAIM, TRIAL BY JURY

         23. Tenant hereby expressly (i) waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise; (ii) waives all rights to stay summary proceedings; and (iii) agrees that it shall not interpose any counterclaim in any summary proceeding or any action based on non-payment of Rent or any other payments or charges required to be made by Tenant to Landlord. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other with respect to any; matters arising out of or connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

                                    NO WAIVER

         24. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach. No provision of this lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meaning.

                                   END OF TERM

         (a) On the last day of the term hereof or on the earlier termination thereof, Tenant shall peaceably and quietly leave, surrender and deliver the Premises up to Landlord, broom clean, together with any and all alterations, changes, additions, and improvements which may have been made upon the Premises (except) movable furniture or movable trade fixtures installed at the expense of Tenant) in good repair and good order and safe condition, except for reasonable wear and tear and damage by; fire, other insured casualty or the elements excepted, and Tenant shall remove all of its personal property from the Premises and any property not to removed shall be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligations to account therefor. Tenant's obligation under this Article 25 shall survive the expiration or other termination of this lease.

         (b) In the event of any holding over by Tenant after the expiration or termination of this lease without the consent of Landlord, Tenant shall:

                  (i) pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (y) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (z) two hundred (200%) of the minimum annual rent payable by Tenant for the third month prior to the Expiration Date of the term of this lease, and otherwise observe, fulfill and perform all of its obligations under this lease, including but not limited to, those pertaining to additional rent, in accordance with its terms;

                  ii) be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Premises by reason of the holdover by Tenant; and

                  (iii) be liable to Landlord for any damages suffered by Landlord as the result of Tenant's failure to surrender the Premises.

         The holdover, with respect to all or any part of the Premises, of a person deriving an interest in the Premises from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant.

         Notwithstanding anything in this Article contained to the contrary, the acceptance of any Rent paid by Tenant pursuant to this Paragraph 25 (b), shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an "agreement expressly provided otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

         (c) If at any time during the last month of the term of this lease Tenant shall have removed all or substantially all of Tenant's property from the Premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Premises, without elimination, diminution or abatement of minimum annual rent or additional rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this lease.



                                     BROKER

         26. Tenant represents that this lease was brought about by M. Barrett Associates LLC as broker and all negotiations with respect to this lease were conducted exclusively through said broker. Tenant agrees that if any claim is made for commissions by any broker other than said broker, by, through or on account of any acts of Tenant, Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord's reasonable attorney's fees.

                                 QUIET ENJOYMENT

         27. Landlord covenants that if and so long as Tenant pays the minimum annual rent and additional rent and other charges reserved by this lease, and performs all the terms, covenants and conditions of this lease on the part of Tenant to be performed, Tenant shall quietly enjoy the premises subject, however, to the terms of this lease and of any mortgage or mortgages to which this lease by its terms is subject.

                            NONLIABILITY OF LANDLORD

         28. (a) Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord, its agents, servants or employees other than accidents or occurrences against which Tenant is insured) in or upon the Premises or the Building, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure or plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, or steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the Building or the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, windows, walks or any other place upon or near the Building or the Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the Building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property.

                  (b) If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals such as joint ventures, general or limited partnerships, or associations), such individual shall be under no personal liability with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the land and building constituting the Premises for the satisfaction of Tenant's remedies, and in no event shall Tenant attempt to secure any personal judgement against any such individual or any principal, partner, employee or agent of Landlord by reason of such default by Landlord.

                  (c) The word "Landlord" as used herein means only the owner in fee for the time being of the Premises, and in the event of any sale of the Premises, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

                                  NO ABATEMENT

         29. No diminution or abatement of Rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the Landlord's making of additions, repairs or improvements to the Building or to its equipment and fixtures, nor for any space taken to comply with any law, ordinance or order of a governmental authority except as specifically provided in this lease.

                         APPLICABLE LAW AND CONSTRUCTION

         30. The laws of the State of New York shall govern the validity, performance and enforcement of this lease. The invalidity or unenforceability of any provision of this lease shall not affect or impair any other provision. The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between the parties are incorporated in this lease. Landlord or Landlord's agents have made no representations or promises with respect to the Building or the Premises except as herein expressly set forth. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections. Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders. Neither this lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                 CONSTRUCTION ON ADJACENT PREMISES OR BUILDINGS

         31. If any construction is in progress at, on or about the Building or any excavation or other building operation shall be about the be made or shall be made on any premises adjoining or above or below the Premises or on any portion of the Building, Tenant shall permit Landlord or the adjoining owner or tenant and their respective agents, employees, licensees and contractors, to enter the Premises and to shore the foundations and/or walls around and about the Premises (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the Premises. Tenant's obligations under this lease shall not be affected by any such construction or excavation work, shoring-up, scaffolding or barricading. Landlord shall no be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from such construction, excavation, shoring-up, scaffolding or barricades, but Landlord shall use its best efforts so that such work will cause al little inconvenience, annoyance or disturbance to Tenant as possible consistent with accepted construction practice in the vicinity and so that such work shall be expeditiously completed.

                                UTILITY EASEMENT

         32. This lease is subject and subordinate to any utility, gas, water, electric, or telephone line easements, now or hereafter granted, affecting the Premises, the Building, or the land upon which they are located, provided that the same do not unreasonably interfere with the Building nor unreasonably interfere with the use of the Premises by Tenant.

                                     NOTICES

         33. All notices to be given hereunder shall be in writing and given by hand delivery or by certified or registered mail addressed to either of the parties at the address hereinabove given or at any other subsequent mailing address they may indicate by written notice. Any notice given hereunder by mail shall be deemed delivered when deposited in a United States general or branch post office, addressed as above provided. Tenant hereby authorizes and designates the manger of the Premises as an officer authorized to accept and receive service of process.

                             BINDING EFFECT OF LEASE

         34. The covenants, agreements and obligations contained in this Lease shall, except as herein otherwise provided, extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided.

                               UNAVOIDABLE DELAYS

         35. Whenever Landlord shall be required by the terms of this lease or otherwise to make any improvements or repairs, to furnish any service, to perform any construction or reconstruction, or to fulfill in other obligation hereunder, and Landlord shall be delayed in, or prevented from, so doing, Landlord shall not be deemed to be in default and this lease and the obligation of Tenant to pay Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused, and any time limit herein fixed for Landlord's performance thereof shall be extended if and so long as Landlord's non-performance, delay or default shall be caused by reason of strike or labor troubles, accidents, any rule, order, regulation or delay of any governmental agency, or any department or subdivision thereof, governmental pre-emption in connection with any national emergency or war, insurance claim or adjustment, the conditions of supply and demand which have been or are affected by war or other emergency, or any other cause beyond Landlord's reasonable control.

                                SANITARY SYSTEMS

         36. Tenant shall only permit sanitary discharge into the sanitary system servicing the Premises. Tenant shall comply with all requirements of the County of Suffolk, Department of Public Works, as they relate to use of the sanitary system, including the payment of any excess volume charges as determined by the County of Suffolk.


                                     PARKING

         37. Tenant shall have the right to use the parking areas designated for the Building. The parking areas available for the use of Tenant herein are to be used by Tenant, its servants, employees, agents, business invitees and patrons subject to the rules and regulations of Landlord and it is also understood and agreed that Landlord shall have the right at any time to modify or alter the parking layout and traffic pattern in the parking areas and to diminish the available parking areas without any liability to Tenant or any diminution or abatement of rent or additional rent. Tenant shall not use nor permit any of its officers, agents or employees to use any parking spaces in excess of Tenant's allotted number of spaces therein.


                            CLEANING, RUBBISH REMOVAL

         38. All janitorial work at the Premises shall be done at the cost and expense of Tenant. Tenant shall provide for its own trash, rubbish and garbage removal at its own expense and all rubbish, trash and garbage shall be kept at the Premises subject to the rules and regulations of the appropriate municipal authorities having jurisdiction thereof, and subject to the reasonable rules and regulations set by Landlord, and shall at all times be kept in closed containers reasonably acceptable to Landlord.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.


                                            Landlord:

                                                      By: M. Barrett
                                                          Managing Agent

                                            Tenant:

                                                      By: A. L. Coon
                                                          Senior Vice President